EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in Amendment No. 3 to the Registration Statement Form S-2 of Essex Corporation of our report dated February 9, 2001, except as to Note 11 which is dated August 8, 2001, with respect to the balance sheet of Essex Corporation as of December 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the fiscal years ended December 31, 2000 and December 26, 1999, which report appears in the December 31, 2000 Annual Report on Form 10-KSB/A of Essex Corporation and to all references to our Firm included in the Registration Statement.



                                                         STEGMAN & COMPANY


Baltimore, Maryland
August 22, 2001